FOR IMMEDIATE RELEASE

CONTACT
Philip A. Baratelli
Chief Financial Officer
Clarus Corporation
(203) 428-2000
pbaratelli@claruscorp.com

Clarus Announces Second Quarter 2008 Results

STAMFORD, CONNECTICUT — August 4, 2008 — Clarus Corporation (OTC:CLRS.PK) today announced financial results for the quarter ended June 30, 2008. Clarus reported no revenues for the quarters ended June 30, 2008 and 2007, respectively. Net loss for the second quarter of 2008 increased $864,000 to $783,000 or $(0.05) per diluted share compared to a net income of $81,000 or $0.00 per diluted share during the comparable period of 2007. The increase in net loss was primarily a result of a $520,000 reduction in interest income due to lower interest rates on our cash, cash equivalents and marketable securities and a $354,000 increase in general and administrative costs, which included $131,000 in non-cash equity compensation expense. For the three months ended June 30, 2008, our investment yield was 2.60% compared to 5.12% in the comparable period of 2007. The increase in general and administrative expense for the three months ended June 30, 2008, was primarily attributable to increases in non-cash equity compensation expense, employment compensation and benefits, investment management fees and other professional fees.

For the six months ended June 30, 2008, Clarus reported net loss of $1,200,000 or $(0.07) per diluted share compared to net income of $283,000 or $0.02 per diluted share for the same period in 2007. The increase in net loss was primarily a result of a decrease in interest income of $775,000 due to lower interest rates on our cash, cash equivalents and marketable securities and an increase of $720,000 in general and administrative costs, which included $262,000 of non-cash equity compensation expense. For the six months ended June 30, 2008, our investment yield was 3.20% compared to 5.13% in the comparable period of 2007. Our current yield is 2.34% as of July 15, 2008. The increase in general and administrative expense for the six months ended June 30, 2008, was primarily attributable to increases in non-cash equity compensation expense, employment compensation and benefits, investment management fees and other professional fees.

As of June 30, 2008, Clarus’ cash, cash equivalents and marketable securities were $86.3 million, (or $4.96 gross cash per share) compared to $87.1 million as of December 31, 2007. Gross cash per share at June 30, 2008 equals cash, cash equivalents and marketable securities of $86.3 million divided by 17.4 million common shares outstanding. Clarus has provided this non-GAAP measure because it believes that it is useful to investors assessing the extent of Clarus’ assets available for redeployment. Clarus is unaware of any comparable GAAP measure.

Clarus estimates that it has available net operating loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $224.1 million, $1.3 million and $56,000, respectively, which expire in varying amounts between 2009 and 2026, after application of the limitation under Section 382 of the Internal Revenue Code. Of the approximately $224.1 million of net operating loss carryforwards available to offset taxable income, approximately $207.1 million does not expire until 2020 or later, subject to compliance with Section 382 of the Internal Revenue Code. Clarus also has capital loss carryforwards of $1.6 million which expire in 2008.

Clarus does not currently intend to hold conference calls to discuss quarterly earnings releases unless and until it consummates an acquisition in connection with its redeployment strategy. At such time, Clarus plans to resume holding quarterly conference calls to review earnings and operating performance.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash, cash equivalent assets and marketable securities to enhance stockholder value.

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This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.claruscorp.com or the SEC's web site at http://www.sec.gov.

CLARUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	JUNE 30,	DECEMBER 31,
	2008	2007
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,929	$41,886
Marketable securities	69,365	45,223
Interest receivable	9	15
Prepaids and other current assets	187	175
Total current assets	86,490	87,299

PROPERTY AND EQUIPMENT, NET	1,204	1,381
TOTAL ASSETS	$87,694	$88,680

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$428	$618
Total current liabilities	428	618

LONG-TERM LIABILITIES:
Deferred rent	377	343

Total liabilities	805	961

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; none
issued	--	--
Common stock, $.0001 par value; 100,000,000 shares authorized;
17,441,747 and 17,226,747 shares issued and 17,366,747 and 17,151,747
outstanding in 2008 and 2007, respectively	2	2
Additional paid-in capital	370,224	369,827
Accumulated deficit	(283,321)	(282,121)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive (loss) income	(14)	13
Total stockholders' equity	86,889	87,719

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$87,694	$88,680

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2008	2007	2008	2007
REVENUES:	$--	$--	$--	$--
Total revenues	--	--	--	--

OPERATING EXPENSES:
General and administrative	1,253	899	2,403	1,683
Transaction costs	--	8	--	8
Depreciation	89	91	178	181
Total operating expenses	1,342	998	2,581	1,872

OPERATING LOSS	(1,342)	(998)	(2,581)	(1,872)
OTHER EXPENSE	--	--	--	(1)
INTEREST INCOME	559	1,079	1,381	2,156
NET (LOSS) INCOME	$(783)	$81	$(1,200)	$283

Income (loss) per common share:
Basic	$(0.05)	$0.00	$(0.07)	$0.02
Diluted	$(0.05)	$0.00	$(0.07)	$0.02

Weighted average shares outstanding:
Basic	16,867	16,659	16,867	16,640
Diluted	16,867	17,156	16,867	17,078

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	SIX MONTHS
	ENDED JUNE 30,
	2008	2007
OPERATING ACTIVITIES:
Net (loss) income	$(1,200)	$283
Adjustments to reconcile net (loss) income to net cash used in
Operating activities:
Depreciation on property and equipment	178	181
Amortization of equity compensation plans	397	134
Amortization of discount and premium on securities, net	(976)	(1,489)
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable, prepaids
and other current assets	(6)	210
Decrease in accounts payable and accrued liabilities	(190)	(209)
Increase in deferred rent	34	33
NET CASH USED IN OPERATING ACTIVITIES	(1,763)	(857)

INVESTING ACTIVITIES:
Purchases of marketable securities	(76,293)	(71,195)
Proceeds from maturity of marketable securities	53,100	84,236
Sale of property and equipment	--	2
Purchase of property and equipment	(1)	(39)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(23,194)	13,004

FINANCING ACTIVITIES:

Proceeds from the exercises of stock options	--	368
NET CASH PROVIDED BY FINANCING ACTIVITIES	--	368
CHANGE IN CASH AND CASH EQUIVALENTS	(24,957)	12,515

CASH AND CASH EQUIVALENTS, Beginning of Period	41,886	1,731
CASH AND CASH EQUIVALENTS, End of Period	$16,929	$14,246